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                                                                     EXHIBIT 16


        [WEINBAUM & YALAMANCHI CERTIFIED PUBLIC ACCOUNTANTS LETTERHEAD]



November 19, 1996


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We agree with the statements made by the registrant in Item #4(a) of Form 8-K of Osicom Technologies, Inc. dated November 19, 1996.



Sincerely,


/s/ WEINBAUM & YALAMANCHI
------------------------------
    Weinbaum & Yalamanchi


cc:   Par Chadha, Chief Executive Officer
      Osicom Technologies, Inc.